Sweetgreen, Inc. Announces
Third Quarter 2024 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its third fiscal quarter ended September 29, 2024.

Third quarter 2024 financial highlights
For the third quarter of fiscal year 2024, compared to the third quarter of fiscal year 2023:
•Total revenue was $173.4 million, versus $153.4 million in the prior year period, an increase of 13%.
•Same-Store Sales Change of 6%, up from Same-Store Sales Change of 4% in the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 55% and Owned Digital Revenue Percentage of 29%, versus Total Digital Revenue Percentage of 58% and Owned Digital Revenue Percentage of 37% in the prior year period.
•Loss from operations was $(21.2) million and loss from operations margin was (12)%, versus loss from operations of $(26.5) million and loss from operations margin of (17)% in the prior year period.
•Restaurant-Level Profit(1) was $34.9 million and Restaurant-Level Profit Margin was 20%, versus Restaurant-Level Profit of $29.1 million and Restaurant-Level Profit Margin of 19% in the prior year period.
•Net loss was $(20.8) million and net loss margin was (12)%, versus net loss of $(25.1) million and net loss margin of (16)% in the prior year period.
•Adjusted EBITDA(1) was $6.8 million, versus Adjusted EBITDA of $2.5 million in the prior year period; and Adjusted EBITDA Margin was 4%, versus 2% in the prior year period.
•5 Net New Restaurant Openings, versus 15 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“Our strong third-quarter performance demonstrates that our focus on menu innovation showcasing seasonal ingredients and driving operational execution is working. Top line revenue grew 13% with positive traffic and mix contributing to same store sales growth of 6% - a testament to the dedication of our teams, the continued loyalty of our guests, and the strength of our brand as we continue to redefine fast food,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “Our expanded menu together with the performance of our 2024 class of new restaurant openings, growth in emerging markets and our successful deployment of the Infinite Kitchen gives us confidence in the reacceleration of our 2025 unit growth.”

“In the third quarter, we reported a 20.2% restaurant-level margin, a more than 100 basis point improvement from the third quarter of 2023 and marking our 7th consecutive quarter of year-over-year restaurant-level margin expansion. Adjusted EBITDA for the quarter was $6.8 million, up from $2.5 million from the third quarter of 2023. Our year-to-date Adjusted EBITDA of $19.3 million versus a $1 million loss this time last year continues to demonstrate our focus on profitability,” said Mitch Reback, Chief Financial Officer. “We are encouraged by our performance nine months into the year on both the top and bottom line, which is why we are raising our fiscal year 2024 guidance.”

Results for the third quarter ended September 29, 2024:

Total revenue in the third quarter of fiscal year 2024 was $173.4 million, an increase of 13% versus the prior year period. This increase was primarily due to an increase of $12.4 million of incremental revenue associated with 31 Net New Restaurant Openings during or subsequent to the third quarter of fiscal year 2023. In addition, $8.5 million of the increase was the result of Same-Store Sales Change of 6%, consisting of a 4% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended September 24, 2023 and a 2% increase due to traffic and favorable product mix. These increases were partially offset by a $0.4 million decrease in fiscal year-over-year comparable restaurant sales, which would have been reflected in our Same-Store Sales Change had we not adjusted for the misalignment in our comparable weeks resulting from fiscal year 2023 being a 53-week year, as described below.

Our loss from operations margin was (12)% for the third quarter of fiscal year 2024 versus (17)% in the prior year period. Restaurant-Level Profit Margin was 20%, an increase of more than 100 basis points versus the prior year period, due to same-store sales growth of 6%, labor optimization, and reduced occupancy rates across recently opened stores, partially offset by higher protein costs and higher staffing expenses associated with increases in prevailing wage rates in many of our markets.

General and administrative expense was $36.8 million, or 21% of revenue for the third quarter of fiscal year 2024, as compared to $36.0 million, or 23% of revenue in the prior year period. The increase in general and administrative expense was primarily due to an increase in spend across the Sweetgreen Support Center to support our restaurant growth, partially offset by a $1.8 million decrease in stock-based compensation expense, primarily related to the decrease in expenses associated with restricted stock units and performance-based restricted stock units issued prior to our IPO.

Net loss for the third quarter of fiscal year 2024 was $(20.8) million, as compared to $(25.1) million in the prior year period. The decrease in net loss was primarily due to a $5.8 million increase in our Restaurant-Level Profit, partially offset by an increase in depreciation and amortization expense primarily associated with an increase in restaurants, as well as an increase in general and administrative expense as described above.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $6.8 million for the third quarter of fiscal year 2024, as compared to $2.5 million in the prior year period. This improvement was primarily due to an increase in Restaurant-Level Profit, as well as a decrease in pre-opening expenses partially offset by an increase in general and administrative expense, as described above.

Fiscal Year 2024 Outlook

For fiscal year 2024, we are updating our financial guidance to reflect the strength of our first three quarters.

•24-26 Net New Restaurant Openings
•Revenue ranging from $675 million to $680 million
•Same-Store Sales Change between 6-7%
•Restaurant-Level Profit Margin of 19.5%-20%
•Adjusted EBITDA between $18 million to $20 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, November 7, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our financial outlook for the full fiscal year 2024, including our expectations around comparable restaurant sales growth, net new restaurant openings (including those featuring Infinite Kitchen), revenue, Same-Store Sales Change, Restaurant-Level Profit Margin, and Adjusted EBITDA. They also include statements regarding our ability to leverage technology to drive efficiencies in our financial and operating model, drive traffic and check growth, our digital growth initiatives, our ability to elevate our brand and sourcing standards, our unit expansion strategy, and our continued growth in both existing and emerging markets. Additionally, they cover our belief in the significant whitespace available for our brand, our plans for Infinite Kitchens deployment and expected benefits and our focus on further menu innovation. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to build, deploy, and maintain our proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, the impact of pandemics or disease outbreaks, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base. The measure of AUV allows us to assess changes in guest traffic and per transaction patterns at our restaurants. Fiscal year 2023 was a 53-week year, and in order to provide a measurement period that is consistent with comparable periods that span a 52-week year, rather than simply excluding the extra week, we applied an averaging methodology to the last period of fiscal year 2023 to adjust for the extra week.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. One restaurant was excluded from our Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 29, 2024. Two restaurants were excluded from our Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 24, 2023. Such adjustments did not result in a material change to our key performance metrics.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period excluding the 14th week in any 14-week period and the 53rd week in any 53-week period, as applicable; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. Fiscal year 2023 was a 53-week year, which resulted in a misalignment in our comparable weeks in fiscal year 2024. To adjust for this misalignment, in calculating Same-Store Sales Change for each fiscal quarter and the full fiscal year 2024, we shifted each week within fiscal year 2023 forward by one week to better align with the 2024 calendar year, specifically to match the timing of holidays and achieve a more accurate comparable Same-Store Sales Change to the prior period. During the thirteen and thirty-nine weeks ended September 29, 2024, two and five restaurants were excluded from the calculation of Same-Store Sales Change, respectively. During the thirteen and thirty-nine weeks ended September 24, 2023, zero and two restaurants were excluded from the calculation of Same-Store Sales Change, respectively. Such adjustments did not result in a material change to Same-Store Sales Change. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and certain other expenses during the period that management determines are not indicative of ongoing operating performance. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; Spyce acquisition costs; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net loss to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 235 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.
Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
Sweetgreen Contact, Media:

Jenny Seltzer
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of September 29, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$234,623	$257,230
Accounts receivable	7,141	3,502
Inventory	2,103	2,069
Prepaid expenses	6,426	5,767
Current portion of lease acquisition costs	93	93
Other current assets	4,918	7,450
Total current assets	255,304	276,111
Operating lease assets	248,537	243,992
Property and equipment, net	285,279	266,902
Goodwill	35,970	35,970
Intangible assets, net	24,543	27,407
Security deposits	1,408	1,406
Lease acquisition costs, net	357	426
Restricted cash	2,640	125
Other assets	3,943	4,218
Total assets	$857,981	$856,557
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$34,673	$31,426
Accounts payable	18,133	17,380
Accrued expenses	28,080	20,845
Accrued payroll	13,964	13,131
Gift cards and loyalty liability	3,672	2,797
Other current liabilities	—	6,000
Total current liabilities	98,522	91,579
Operating lease liabilities, net of current portion	279,792	271,439
Contingent consideration liability	13,564	8,350
Other non-current liabilities	756	819
Deferred income tax liabilities	2,043	1,773
Total liabilities	$394,677	$373,960
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 103,363,461 and 99,700,052 Class A shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively; 300,000,000 Class B shares authorized, 12,260,027 and 12,939,094 Class B shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively	116	113
Additional paid-in capital	1,309,516	1,267,469
Accumulated deficit	(846,328)	(784,985)
Total stockholders’ equity	463,304	482,597
Total liabilities and stockholders’ equity	$857,981	$856,557

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	September 29, 2024		September 24, 2023
Revenue	$173,431	100%	$153,428	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	47,706	28%	41,754	27%
Labor and related expenses	47,520	27%	43,750	29%
Occupancy and related expenses	15,054	9%	13,961	9%
Other restaurant operating costs	28,210	16%	24,850	16%
Total restaurant operating costs	138,490	80%	124,315	81%
Operating expenses:
General and administrative	36,777	21%	35,963	23%
Depreciation and amortization	16,905	10%	15,682	10%
Pre-opening costs	1,759	1%	2,522	2%
Impairment and closure costs	114	—%	132	—%
Loss on disposal of property and equipment	63	—%	489	—%
Restructuring charges	498	—%	812	1%
Total operating expenses	56,116	32%	55,600	36%
Loss from operations	(21,175)	(12)%	(26,487)	(17)%
Interest income	(2,754)	(2)%	(3,381)	(2)%
Interest expense	26	—%	19	—%
Other expense (income)	2,279	1%	1,612	1%
Net loss before income taxes	(20,726)	(12)%	(24,737)	(16)%
Income tax expense	90	—%	318	—%
Net loss	$(20,816)	(12)%	$(25,055)	(16)%
Earnings per share:
Net loss per share basic and diluted	$(0.18)		$(0.22)
Weighted average shares used in computing net loss per share, basic and diluted	114,752,307		112,179,722

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirty-nine weeks ended
	September 29, 2024		September 24, 2023
Revenue	$515,922	100%	$431,015	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	141,307	27%	118,333	27%
Labor and related expenses	142,954	28%	126,506	29%
Occupancy and related expenses	44,523	9%	40,117	9%
Other restaurant operating costs	82,141	16%	68,920	16%
Total restaurant operating costs	410,925	80%	353,876	82%
Operating expenses:
General and administrative	112,844	22%	111,220	26%
Depreciation and amortization	50,069	10%	43,310	10%
Pre-opening costs	4,295	1%	8,190	2%
Impairment and closure costs	388	—%	479	—%
Loss on disposal of property and equipment	178	—%	547	—%
Restructuring charges	1,497	—%	6,448	1%
Total operating expenses	169,271	33%	170,194	39%
Loss from operations	(64,274)	(12)%	(93,055)	(22)%
Interest income	(8,690)	(2)%	(9,694)	(2)%
Interest expense	242	—%	58	—%
Other expense (income)	5,247	1%	1,597	—%
Net loss before income taxes	(61,073)	(12)%	(85,016)	(20)%
Income tax expense	270	—%	954	—%
Net loss	$(61,343)	(12)%	$(85,970)	(20)%
Earnings per share:
Net loss per share basic and diluted	$(0.54)		$(0.77)
Weighted average shares used in computing net loss per share, basic and diluted	113,743,453		111,687,538

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirty-nine weeks ended
	September 29, 2024	September 24, 2023
Cash flows from operating activities:
Net loss	$(61,343)	$(85,970)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	50,069	43,310
Amortization of lease acquisition	69	69
Amortization of loan origination fees	58	36
Amortization of cloud computing arrangements	682	657
Non-cash operating lease cost	23,312	21,692
Loss on fixed asset disposal	178	547
Stock-based compensation	30,214	40,133
Non-cash impairment and closure costs	73	66
Non-cash restructuring charges	525	5,050
Deferred income tax expense	270	954
Change in fair value of contingent consideration liability	5,214	1,591
Changes in operating assets and liabilities:
Accounts receivable	(3,639)	(6,647)
Inventory	(34)	(1,965)
Prepaid expenses and other assets	1,408	(1,091)
Operating lease liabilities	(16,854)	(16,779)
Accounts payable	(421)	7,085
Accrued payroll and benefits	833	6,934
Accrued expenses	5,846	2,186
Gift card and loyalty liability	875	(184)
Other non-current liabilities	(64)	(118)
Net cash provided by (used in) operating activities	37,271	17,556
Cash flows from investing activities:
Purchase of property and equipment	(57,739)	(74,884)
Purchase of intangible assets	(5,458)	(4,461)
Security and landlord deposits	(2)	(27)
Net cash used in investing activities	(63,199)	(79,372)
Cash flows from financing activities:
Proceeds from stock option exercise	9,704	5,111
Payment of contingent consideration	(3,868)	—
Payment associated to shares repurchased for tax withholding	—	(166)
Net cash provided by (used in) financing activities	5,836	4,945
Net decrease in cash and cash equivalents and restricted cash	(20,092)	(56,871)
Cash and cash equivalents and restricted cash—beginning of year	257,355	331,739
Cash and cash equivalents and restricted cash—end of period	$237,263	$274,868
Supplemental disclosure of cash flow information
Cash paid for interest	$184	$—
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$9,387	$5,455
Non-cash issuance of common stock associated with Spyce milestone achievement	$2,132	$—

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
SELECTED OPERATING DATA:
Net New Restaurant Openings	5	15	15	34
Average Unit Volume (as adjusted)(1)	$2,907	$2,905	$2,907	$2,905
Same-Store Sales Change (%) (as adjusted)(2)	6%	4%	7%	4%
Total Digital Revenue Percentage	55%	58%	56%	59%
Owned Digital Revenue Percentage	29%	37%	31%	37%

(1) One restaurant was excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 29, 2024. Two restaurants were excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 24, 2023. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen and thirty-nine weeks ended September 29, 2024 have been adjusted to reflect the temporary closures of two and five restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change. Our results for the thirteen and thirty-nine weeks ended September 24, 2023 have been adjusted to reflect the temporary closures of zero and two restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Loss from operations	$(21,175)	$(26,487)	$(64,274)	$(93,055)
Add back:
General and administrative	36,777	35,963	112,844	111,220
Depreciation and amortization	16,905	15,682	50,069	43,310
Pre-opening costs	1,759	2,522	4,295	8,190
Impairment and closure costs	114	132	388	479
Loss on disposal of property and equipment(1)	63	489	178	547
Restructuring charges(2)	498	812	1,497	6,448
Restaurant-Level Profit	$34,941	$29,113	$104,997	$77,139
Loss from operations margin	(12)%	(17)%	(12)%	(22)%
Restaurant-Level Profit Margin	20%	19%	20%	18%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Net loss	$(20,816)	$(25,055)	$(61,343)	$(85,970)
Non-GAAP adjustments:
Income tax expense	90	318	270	954
Interest income	(2,754)	(3,381)	(8,690)	(9,694)
Interest expense	26	19	242	58
Depreciation and amortization	16,905	15,682	50,069	43,310
Stock-based compensation(1)	9,685	11,466	30,214	40,133
Loss on disposal of property and equipment(2)	63	489	178	547
Impairment and closure costs(3)	114	132	388	479
Other expense/(income)(4)	2,279	1,612	5,247	1,597
Spyce acquisition costs(5)	—	148	—	470
Restructuring charges(6)	498	812	1,497	6,448
ERP implementation and related costs(7)	229	222	682	657
Legal Settlements(8)	—	15	36	65
Performance stock unit payroll taxes(9)	491	—	491	—
Adjusted EBITDA	$6,810	$2,479	$19,281	$(946)
Net loss margin	(12)%	(16)%	(12)%	(20)%
Adjusted EBITDA Margin	4%	2%	4%	—%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived assets and store closures.
(4)Other expense includes the change in fair value of the contingent consideration. See Notes 3 to our condensed consolidated financial statements included elsewhere in our Quarterly Report for the third quarter of fiscal year 2024.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with the vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.
(7)Represents the amortization costs associated to the implementation from our cloud computing arrangements in relation to our enterprise resource planning system.
(8)Expenses recorded for accruals related to the settlements of legal matters.
(9)Includes the employer portion of payroll taxes related to the vesting of 300,000 performance stock units released to each founder during the thirteen weeks ended September 29, 2024.